BERNARD & YAM, LLP

401 BROADWAY  •  SUITE 1708  •  NEW YORK  •  NEW YORK 10013
_______________

TEL: (212) 219-7783

FAX: (212) 219-3604

Date: April 05, 2011

MVP Holdings Corp
99 John Street, Suite 223
New York, NY 10038

Re: MVP Holdings Corp, Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel for MVP Holdings Corp., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 29,260,636 shares of common stock (the “Offered Shares”), including shares of common stock issuable upon the exercise of warrants and issuable upon the conversion of convertible preferred stock,  by the selling stockholders described in the Registration Statement.

In rendering the opinion set forth below, we limited the scope of our review to the following documents: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof, and we have made no independent verification of the factual matters as set forth in such documents or certificates. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the Offered Shares have been duly authorized; the issued and outstanding shares of common stock comprising the Offered Shares have been validly issued, and are fully paid and non-assessable; and the shares of common stock issuable upon the exercise of warrants and issuable upon the conversion of convertible preferred stock, when issued by the Company upon exercise of the warrants in accordance with the warrants between the Company and the Selling Stockholders and issued by the Company upon the conversion of the convertible preferred stock, will be validly issued, fully paid and non-assessable.

We express no opinion as to any matter relating to laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Nevada (the “NRS”), as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction. We are not licensed to practice law in the State of Nevada and, accordingly, our opinions as to the NRS are based solely on a review of the official statutes of the State of Nevada and the applicable provisions of the Nevada Constitution and the reported judicial decisions interpreting such statues and provisions. The opinions set forth herein are subject to the following qualifications: (a) we have made no independent verification of the factual matters as set forth in the documents or certificates reviewed, (b) our opinion speaks only as of the date hereof and we express no opinion as to, and disclaim any undertaking or obligation to update this opinion in respect of circumstances or events which may occur subsequent to this date, and (c) our opinion is limited to the matters expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus included therein. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Bernard & Yam, LLP

Bernard & Yam, LLP